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                                 EXHIBIT 10.11

                           CITY WEST BUSINESS CENTER
                                LEASE AGREEMENT


THIS LEASE AGREEMENT, made this 13th day of June, 1995, between Great West Life Annuity & Insurance Company (hereinafter called "Landlord"), and Transition Engineering, Inc., a Minnesota Corporation (hereinafter called "Tenant");

WITNESSETH, THAT

1.     DEMISED PREMISES:

Landlord, subject to the terms and conditions hereof, hereby leases to Tenant the premises (hereinafter referred to as the "Demised Premises") addressed as 6475 City West Parkway, Eden Prairie, Minnesota and designated on the floor plan attached hereto as Exhibit A, comprising approximately 20,900 square feet of area in the building situated at Eden Prairie, Minnesota (hereinafter referred to as the "Building"), to be used by Tenant for general office, light assembly, warehouse and engineering design use and related and incidental uses and for no other purpose. The Building, the land underlying and contiguous thereto, as described on Exhibit B attached hereto, and all improvements thereon are hereinafter referred to as the "Project".

2.     TERM:

Tenant takes the Demised Premises from Landlord, upon the terms and conditions herein contained, to have and to hold the same for the term ("Lease Term") of seven (7) years and one-half (1/2) month commencing on the 15th day of July, 1995, and ending on the 31st day of July, 2002, unless sooner terminated as herein provided.

Tenant shall have the option to terminate this Lease ("Termination Option"), with not less than 120 days prior written notice to Landlord, effective on the last day of either the 36th or the 60th month of the Lease Term (July 31, 1998 and July 31, 2000, respectively). Tenant shall pay a fee ("Termination Fee") equal to the unamortized cost of the Leasehold Improvements (excluding the cost of space planning, architectural and mechanical drawings), unamortized Brokerage Fees and three (3) months Base Rent and Operating Costs. Such amortization shall be on a straight line basis, at 9_ % interest, over the initial Lease Term of eighty four and one-half (84 1/2) months. Termination Fee and all rent remaining to the effective date of cancellation shall be due sixty (60) days prior to the effective date of cancellation.

Provided Tenant is not then in default of any provision of this Lease, Tenant shall have the option to extend the Lease ("Extension Option") for one (1), three (3) year term, upon 120 days prior written notice to Landlord on the same terms and conditions, except as provided in Section 3. If this option is not timely exercised, then it shall immediately there upon terminate.

3.     BASE RENT:

Tenant shall pay to Landlord during the Lease Term a monthly base rent ("Base Rent") of the following:





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       July 15, 1995 through July 31, 1995:    $0.00 per square foot, which
                                               includes Operating Costs and
                                               Utilities

       August 1, 1995 through July 31, 1997:   $6.25 per square foot; $10,885.41
                                               per month
       August 1, 1997 through July 31, 1999:   $6.50 per square foot; $11,320.83
                                               per month
       August 1, 1999 through July 31, 2002:   $6.75 per square foot; $11,756.25
                                               per month

payable on the first day of each month in advance at the office of Landlord at 900 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.

Base Rent during the Extension Option shall be at the then current Market Rent rate, but not less than the Base Rent in effect during the last year of the Lease Term.

The definition of current Market Rent shall take into account transactions in comparable buildings in the Southwest Minneapolis Suburban corridor, having a term equal to the extension option, including provision for all tenant or landlord concessions, costs and allowances, such as (but without limitation) tenant improvement allowance, free rent and leasing commissions.

In the event Landlord and Tenant are unable to agree to current Market Rent within thirty (30) days of Tenant's exercise of its option, then the current Market Rent shall be determined by arbitration. Landlord and Tenant, within fifteen (15) days thereafter, shall jointly appoint as arbitrator, a commercial real estate appraiser with a minimum of ten (10) years experience in the applicable market. If Landlord and Tenant cannot agree on an acceptable arbitrator, Landlord and Tenant shall choose, within an additional fifteen (15) days thereafter, its own arbitrator who meets the qualifications described above. The arbitrators shall then jointly select, within an additional fifteen
(15) days, an arbitrator to serve as the arbitrator hereunder.  Within thirty
(30) days after appointment, the arbitrator shall determine the current Market Rent. The cost of the arbitrator(s) shall be borne equally by Landlord and Tenant.

4.     OPERATING COSTS:

Tenant shall, for the entire Lease Term, except as provided in Section 3, pay to Landlord as additional rent, without any set-off or deduction therefrom, except as otherwise provided herein, 23.01 percent (23.01%) of all costs which Landlord may incur during the term of this Lease in owning, maintaining, and operating the Project. Said costs are referred to herein as "Operating Costs" and are hereby defined to include, but shall not be limited to, all real estate taxes and annual installments of special assessments payable with respect to the Project, maintenance, repair, replacement and care of all heating, lighting, plumbing and air conditioning fixtures, equipment and systems serving the common areas, parking and landscape areas, signs, snow removal, non-structural repair and maintenance of the exterior of the building, insurance premiums, management fees (not to exceed four percent (4%) of gross collections), wages and fringe benefits of personnel employed for such work, and costs of equipment purchased and used for such purposes, exclusive of depreciation, costs of tenant improvements and payments of principal and interest on any mortgages covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Project required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for the purposes of reducing Operating Costs the extent of any savings, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord.





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The amortization of capital costs to reduce Operating Costs shall not exceed the resulting reduction in Operating Costs.

Not withstanding anything in Section 4 to the contrary, the following shall not be deemed Operating Costs under this Lease:

(A)    Real estate brokerage commissions;
(B)    Legal fees incurred in leasing or in disputes with tenants;
(C) Cost of construction allowances and similar lease inducement allowances provided to other tenants;
(D) Interest or principal payments on any mortgage or deed of trust or any ground lease payments;
(E) Any cost or expenditure for which Landlord is reimbursed from third parties, such as insurance proceeds or warranty claims;
(F) Cost of any services furnished to other tenants but which Landlord does not furnish to Tenant;
(G) Cost of repairs or maintenance caused or necessitated by the negligence of Landlord, its agents, contractors or employees;
(H) Bad debt losses, rent losses and reserves for capital, rent losses and bad debts;
(I) Subject to Tenant's obligations under Section 16, all costs of complying with laws, regulations, ordinances or governmental requirements in effect as of the date of this Lease relating to Hazardous Materials.

As soon as reasonably practicable prior to the commencement of each calendar year during the Lease Term, Landlord shall furnish to Tenant an estimate of Tenant's share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. Landlord's estimate for 1995 is $3.40 per square foot. As soon as reasonably practicable after the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a reasonably detailed, itemized statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Lease Term.

Landlord shall maintain all books and records relating to Operating Costs for a particular year for a period of at least 120 days thereafter, and shall make such books and records available to Tenant for inspection and copying at a reasonably convenient location, upon 48 hours' advance notice. Tenant shall have the right, at Tenant's sole expense, at any time within 120 days after Tenant's receipt of Landlord's statement of actual Operating Costs for any calendar year, to have Landlord's books and records relating to such Operating Costs audited by a certified public accountant reasonably acceptable to Tenant and Landlord. The results of any such audit shall be conclusive. If the audit determines that actual Operating Costs for any calendar year are different than the amount shown on Landlord's statement, Landlord shall refund or Tenant shall pay the difference within 30 days after receiving the audit report. Tenant shall have the further right to have Landlord's books and records for the prior three years audited by a certified public accountant and reasonably acceptable to Tenant and Landlord, but only as to those items which have been shown to be incorrect. Landlord shall pay prior to delinquency all Operating Costs and all payments due under any mortgage, deed of trust, ground lease or other encumbrance against the Building or the Project. Landlord shall cause all assessments for local improvements to be paid in installments over the maximum allowable period of time.





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5.     ADDITIONAL TAXES:

Tenant shall pay as additional rent to Landlord, together with each installment of monthly base rent, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Landlord, by reason of the receipt of the monthly base rent and adjustments thereto.

6.     SECURITY DEPOSIT:  INTENTIONALLY DELETED

7.     UTILITIES:

Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Demised Premises. Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, telephone and/or other utility services or energy source furnished to the Demised Premises during the term of this Lease, or any renewal or extension thereof, except as provided in Section 3.. If Landlord elects to furnish any of the foregoing, the rate charged by Landlord for such utility services or other services furnished or caused to be furnished by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. The charges thereof shall be deemed additional rent.

8.     CARE AND REPAIR OF DEMISED PREMISES:

Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of all lighting, HVAC and plumbing fixtures and equipment, fixtures, motors and machinery (but only if located in the Demised Premises or exclusively serving the Demised Premises), all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all interior portions of the Demised Premises in a clean and orderly condition.

Tenant shall not be obligated for maintenance, repair and replacement to the extent coverable by insurance Landlord is obligated to maintain.

Landlord shall cause all HVAC and plumbing fixtures and equipment, fixtures, motors and machinery to be in good operating condition as of the commencement of this Lease. Subject to Tenant's obligations under Section 9.L. of this Lease, Landlord warrants the good operation of all HVAC and plumbing fixtures and of equipment, fixtures, motors and machinery for a period of one year from the commencement of this Lease.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease after reasonable notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs upon presentation





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to Tenant of bill therefor.  Landlord shall keep the foundation, exterior walls
(except plate glass or glass or other breakable materials used in structural portions) and roof in good repair, and if necessary or required by proper governmental authority, made modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which are not coverable by insurance and which become necessary or desirable by reason of the negligence of Tenant, its agents, servants or employees.

The Landlord shall maintain, repair and manage in good condition all common areas of the Project, including grounds and parking areas consistent with prevailing standards for similar projects in the Minneapolis - St. Paul metropolitan area. The cost of said maintenance shall be prorated in accordance with Section 4 of this Lease. All such maintenance which is provided by Landlord shall be provided as reasonably necessary for the comfortable use and occupancy of the Demised Premises, upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

9.     COVENANTS OF TENANT:

Tenant agrees that it shall:
A. Observe such reasonable and uniform rules and regulations as from time to time may be put in effect by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.
B. Give Landlord access to the Demised Premises at all reasonable times, upon reasonable prior notice, without change or diminution of rent, to enable Landlord to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable, and during the ninety
       (90) days prior to the expiration of the term, to exhibit the Demised Premises to prospective tenants and to place upon the door or in the windows of the Demised Premises any usual or ordinary "For Lease" signs. Landlord shall not exercise its rights under this Section in any manner which unreasonably interferes with or disturbs Tenant's use or enjoyment of the Demised Premises.
C. Replace all glass broken by Tenant with glass of the same quality as that broken, save only glass broken by fire or other casualty coverable by standard all risk insurance, and commit no waste on the Demised Premises.
D.     Pay for all electric lamps, starters and ballasts used in the Demised
       Premises.
E. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, reasonable use and wear thereof, casualty, condemnation and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient.
F. Except for an assignment or subletting to an affiliate or a wholly owned subsidiary of Tenant, the Tenant may not assign this Lease, or sublet all or any part of said Demised Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Landlord reserves the right, should the Tenant request such assignment or subletting of the entire Demised Premises, to release the Tenant from the terms and conditions of this Lease and the Landlord shall have thirty (30) days to make such determination. Should the Landlord exercise this right, the Lease shall terminate. Until such termination, the Tenant will, however, remain liable for the performance of all the terms and conditions hereof.





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G.     Not place signs on or about the exterior of the Demised Premises without first obtaining Landlord's written consent thereto.
H. Not overload, damage or deface the Demised Premises or do any act which may make void or voidable any insurance on the Demised Premises or the Building, or which may render an increased or extra premium payable for insurance.
I. Not place any additional locks on any of Tenant's doors without the written consent of the Landlord.
J. Not make any alterations or additions to the Demised Premises costing in excess of $10,000.00 when aggregated over any period of twelve consecutive months or which affect the safety or utility of the Demised Premises without obtaining the prior written approval of the Landlord thereto, and all alterations, additions or improvements (including carpeting or other floor covering which has been glued or otherwise affixed to the floor) which may be made by either of the parties hereto upon the Demised Premises, except movable office furniture and equipment, shall be the property of Landlord, and shall remain upon and be surrendered with the Demised Premises, as a part thereof, at the termination of this Lease.
K. Keep the Demised Premises and the Project free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Provided, however, that Tenant shall have the right to contest any such lien, in which event such lien shall not be considered a default under this Lease until the existence of the lien has been finally adjudicated and all appeal periods have expired. Tenant shall indemnify and hold harmless Lessor from and against any such lien, or claim or action thereon, reimburse Lessor promptly upon demand therefor by Lessor for costs of suit and reasonable attorneys' fees incurred by Lessor in connection with any such lien, claim or action, and, upon written request of Lessor, provide Lessor with a bond in an amount and under circumstances necessary to obtain a release of the Demised Premises or the Project from such lien.
L. Cause to be performed by a competent service company, preventative maintenance of all HVAC units and warehouse unit heaters serving the Demised Premises, as recommended by the equipment manufacturer.

Tenant's obligations under this paragraph numbered 9 to do or not to do a specified act shall extend to and include Tenant's obligations to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

10.    PARKING AND DRIVES:

The Tenant, its employees, and invitees shall have the non-exclusive right, without charge except as provided in Section 4, to use the common driveways and parking lots along with the other tenants and customers of the building. The use of such driveways and parking facilities are subject to such reasonable rules and regulations as the Landlord may impose. The Tenant further agrees not to use, or permit the use by its employees, the parking areas for the overnight storage of automobiles or other vehicles without the written permission of Landlord.

Landlord shall provide, on an as-is, non-exclusive basis (subject to Landlord's repair and maintenance obligation) and without charge of any kind (other than Operating Costs as provided in Section 4), a minimum of 3.8 parking stalls per 1,000 square feet of leasable area in the Building. Landlord shall designate with appropriate signage five parking spaces for visitor parking. Landlord shall not take any action to reduce the number of parking stalls located on the land and serving the Building as of the date of this Lease.





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11.    CASUALTY LOSS:

In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall thereupon cause the damage to be repaired with reasonable speed, at the expense of the Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. In the event the damage shall be so extensive that the cost of repair would exceed thirty percent (30%) of the value of the Building, and Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice from the Landlord to the Tenant given within 60 days of such damage, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Demised Premises.

If Landlord fails to complete the repair and restoration of the Building and Demised Premises within 180 days after the date of any such damage or destruction, then Tenant may terminate this Lease by giving written notice thereof to Landlord at any time after such 180 day period and prior to completion of such repairs and restoration.

12.    CONDEMNATION:

If the entire Demised Premises is taken by eminent domain or transferred under threat of such taking, this Lease shall automatically terminate as of the date of taking. If a portion of the Demised Premises are taken by eminent domain, either party shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to the other within ninety (90) days after such date of taking. If neither party elects to terminate this Lease, Landlord shall, at its expense, restore the Demised Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Demised Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Demised Premises; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for relocation expenses and the value and cost of removal of its personal property and fixtures.

13.    DELAY IN POSSESSION:

If the Demised Premises shall, on the scheduled date of commencement of the Lease Term, not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Demised Premises to Tenant. except as hereinafter provided, the Landlord, using such due diligence, shall not in any way be liable for failure to obtain possession of the Demised Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the rental and other charges payable by Tenant hereunder shall be abated until the Demised Premises shall, on Landlord's part, be ready for occupancy by Tenant, and the commencement and expiration dates and all other dates herein shall be extended by the period of delay, this Lease remaining in all other respects in full force and effect.





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If construction of the Leasehold Improvements to be completed by Landlord shall not have commenced by June 14, 1995, Tenant may terminate this Lease by telephone message to Landlord or Landlord's agent, delivered no later than 5:00 PM, June 14, 1995.

14.    MUTUAL RELEASE/WAIVER OF SUBROGATION:

Landlord and Tenant each hereby release the other from any and all liability or responsibility for any direct or consequential loss, injury or damage to the Demised Premises, or its contents, caused by fire or any other casualty, during the term of this Lease, even if such fire or casualty may have been caused by the negligence (but not the willful act) of the other party or one for whom such party may be responsible. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees if required by said policies to give to each insurance company which has issued to it all risk and other property insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

Tenant shall not carry any stock of goods or do anything in or about said Demised Premises which will increase standard insurance rates on said Demised Premises or the Building in which the same are located. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for all risk insurance resulting from the business carried on in the Demised Premises by Tenant. Tenant shall, at its own expense, comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

The Tenant shall maintain in full force and effect during the term hereof, a policy of commercial general liability insurance under which Landlord is named additional insured. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit as to bodily injury and property damage. Tenant agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to Landlord. Such policy shall contain a provision requiring thirty (30) days written notice to Landlord before cancellation of the policy can be effected.

Landlord shall maintain, at all times during the Lease Term and any extension thereof, (i) an "all risk" or equivalent form property insurance policy, insuring the Building and the Leasehold Improvements for their full replacement cost, without deduction for depreciation, and with a deductible amount not to exceed $25,000; (ii) boiler and machinery insurance in an amount equal to the full replacement cost of the Building and Leasehold Improvements, with a deductible amount not to exceed $25,000.00.

Upon the request of the Tenant, Landlord shall provide evidence of insurance.

15.    INDEMNIFICATION AND HOLD HARMLESS:

Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property in any way arising out of or in connection with the condition, use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants, and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorney's fees) incurred by Landlord in connection therewith.





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Tenant covenants and agrees that Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any property of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises, including, but not limited to, injury, death or damage caused by the Premises being out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke.

Tenant agrees to report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

16.    HAZARDOUS SUBSTANCES:

Tenant covenants and agrees that Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials in violation of applicable laws. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and applicable state or local laws and the regulations adopted under these acts.
If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, and such testing determines that Tenant has caused the release, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Demised Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding Tenant's use of hazardous substances or materials on the Demised Premises. In all events, Tenant shall indemnify Landlord as referenced in Section 15, from all actual investigation and remediation costs reasonably incurred by Landlord as a result of any release of hazardous materials caused by Tenant on the Demised Premises or elsewhere if caused by Tenant or persons acting under Tenant in violation of this Lease or applicable law. The within covenants shall survive the expiration or earlier termination of the Lease term.

Tenant has received a copy of the Phase I Environmental Survey Site Assessment prepared by W.W. Engineering and Science dated April 15, 1994.

To the best of Landlord's knowledge, there are no other environmental issues relating to the Property.

17.    DEFAULT:

Tenant hereby agrees that in case Tenant shall default in making its payments hereunder or any of them or in performing any of the other agreements, terms and conditions of this Lease, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord by law or by other provisions hereof, may after ten days written notice (with respect to monetary defaults) and 30 days written notice (with respect to all other defaults), with due process, re-enter immediately into the Demised Premises and remove all persons and property therefrom, and, at Landlord's option, annul and





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


cancel this Lease as to all future rights of Tenant and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. If a nonmonetary default occurs which cannot reasonably be cured within 30 days after notice from Landlord, then Landlord shall not exercise any of its remedies as a result of such default for a period of 90 days after such non-monetary default as long as Tenant has commenced and is diligently pursuing reasonable efforts to cure such default. Tenant further agrees that in case of any such termination Tenant will indemnify the Landlord against all loss of rents and other damage which Landlord incurs by reason of such termination, including, but not being limited to, costs of restoring and repairing the Demised Premises and putting the same in rentable condition, costs of renting the Demised Premises to another tenant, loss of diminution of rents and other damage which Landlord may incur by reason of such termination, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of the Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

18.    NOTICES:

All bills, statements, notices of communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and sent by registered or certified mail addressed to Tenant at the Demised Premises and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished and the time of rendition thereof of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided.

19.    HOLDING OVER:

Should Tenant continue to occupy the Demised Premises after expiration of the Lease Term or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall be from month to month and in no event from year to year or for any longer term. Landlord shall charge Tenant a holdover rent equal to 150% of Base Rent and Operating Costs last in effect hereunder.

20.    SUBORDINATION:

Subject to the non-disturbance rights set forth below, the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage now or hereafter in force against the project, and Tenant shall execute such further instruments subordinating this Lease to the lien of any such first mortgage as shall be requested by Landlord, provided, however, the holder of such first mortgage shall agree not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder.

Landlord shall obtain and deliver to Tenant, within 30 days after the date of this Lease, a written agreement, in form and substance reasonably acceptable to Tenant, from each mortgagee, ground lessor, beneficiary of a deed of trust, or other party holding a lien on any part of the Project (collectively, the "Holder"), in which the Holder agrees to recognize Tenant's rights under this Lease and not to disturb Tenant's possession of the Demised Premises in the event of any foreclosure or termination of Landlord's interest in the Demised Premises or the Project.





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



21.    ESTOPPEL CERTIFICATE:

Tenant shall at any time and from time to time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a statement in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modification), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser, Tenant or encumbrancer of all or any portion of the Project.

22.    SERVICE CHARGE:

Tenant agrees to pay a service charge equal to one percent (1%) per month or any portion thereof of any payment of monthly base rent or additional charge payable by Tenant hereunder which is not paid within ten (10) days from the date due, or of $50.00 per month or portion thereof, whichever is greater.

23.    BINDING EFFECT:

The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord. The Landlord may assign its right, title, and interest in this Lease, and such assignment shall thence terminate all the assigning Landlord's obligations thereafter arising, provided the assignee assumes such obligation in writing.

24.    LEASEHOLD IMPROVEMENT COSTS:

Landlord shall provide all space planning, construction, mechanical and engineering drawings at its sole cost and expense.

Landlord will complete, at its expense, on or before July 15, 1995, all of the improvements ("Leasehold Improvements") to the Demised Premises in accordance with the plans and specifications identified in Exhibit _____ attached hereto (the "Plans").

Changes to the Plans as requested by Tenant from time to time shall be performed by Landlord, provided that any such changes shall be subject to Landlord's prior approval, which approval shall not be withheld except where the changes (i) violate any applicable laws or require an amendment or variance to the applicable zoning ordinance or a special permit, (ii) in Landlord's reasonable judgment, materially and adversely effect the exterior appearance of the Buildings or the exterior appearance of other areas of the Demised Premises, or (iii) would result in a violation of the provisions of this Lease,
(iv) or would result in a delay in the Commencement of the Term. Landlord shall, before proceeding with any change, submit to Tenant in writing within five (5) business days after Tenant notifies Landlord of the change or request therefor, an estimate of the additional cost, if any, of the change and the additional period of time, if any, the change will add to the scheduled date for completion of the Leasehold Improvements. If Tenant fails to approve such statement within five (5) business days following receipt thereof, the same shall be deemed disapproved and Landlord shall not proceed with the change. If Tenant approves said statement within said period, Landlord shall cause the approved change to be made. Landlord shall promptly proceed with the change as soon as reasonably practical after Tenant's written (i) approval of the foregoing statement by Landlord and (ii) agreement to pay the net additional costs of such change as estimated by Landlord, determined on the basis of actual out-of-pocket costs for labor and materials, plus contractor's and subcontractor's fees not to exceed a total of six percent (6%) of labor and materials costs, after deducting any savings resulting from such change or any prior changes approved by Tenant. Any such amount shall be paid in cash within 30 days after the later of (i) Tenant's receipt of Landlord's itemized invoice showing a breakdown of such additional cost and including such backup documentation as may be reasonably requested by Tenant, or (ii) completion of the Leasehold Improvements.

Upon substantial completion of the Leasehold Improvements, Landlord, Tenant and Landlord's architect shall execute a written instrument (the "Punch List") identifying those minor details of construction, decoration and mechanical adjustments remaining to be completed by Landlord which do not materially interfere with Tenant's use and occupation of the Demised Premises ("Punch List Items"). Full execution and delivery of the Punch List shall constitute Tenant's acceptance of the Demised Premises; provided, however, that such acceptance shall be subject to the completion of such Punch List Items within a period of sixty (60) days after the commencement date. In addition to the foregoing Punch List Items, Tenant shall have the right to include as a part of said Punch List Items any other uncompleted items (the "Additional Punch List Items") which Tenant discovers while occupying the Demised Premises during the aforesaid sixty (60) day period, which Additional Punch List Items shall be completed or corrected by Landlord as soon as reasonably possible. Tenant's acceptance of the Demised Premises shall not relieve Landlord of liability for any defect or deficiency therein.

If within one year after the Commencement of this Lease any of the work is found to be defective due to faulty workmanship or materials, and if within such period Tenant notifies Landlord thereof in writing, then Landlord shall correct the same at its expense within a reasonable time after receipt of such notice. Tenant shall notify Landlord promptly after discovery of the condition.

25.    BROKERAGE FEES:

Landlord shall pay a brokerage fee ("Brokerage Fees") of $3.00 per square foot to The Shelard Group. The Shelard Group and Northco Real Estate shall divide this fee under the terms of a separate agreement. The Landlord and Tenant each warrant that there are no other claims for Broker's Commissions or finder fees in connection with this Lease by any party with whom it has dealt. Tenant and Landlord hereby indemnifies and mutually holds each other harmless from and against all loss, cost, damage or expense including, but not limited to, attorney's fees and court costs incurred as a result of a claim made by a real estate broker or agent through the Tenant or Landlord, respectively.

26.    SIGNAGE:

Upon the City of Eden Prairie's approval, Tenant shall have the option to install signage on the Building. Said signage shall be in accordance with all applicable sign criteria for the Building, and subject to Landlord's consent, which shall not be unreasonably withheld.

27.    AMERICANS WITH DISABILITIES ACT:

The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act (42 U.S.C. 12101 et seq.) as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

A. Landlord represents and warrants to Tenant that all common areas of the Building and the Project, including, but not limited to, exterior and interior horizontal and vertical routes of ingress and egress, off-street parking, and all rules and regulations applicable to the Demised Premises, the Building or the Project, now comply, or shall be promptly made to comply by Landlord, at Landlord's sole cost and expense, with the ADA. Landlord shall also cause its manager of the Building and the Project (the "Manager") to comply with the ADA in its operation of the Building and the Project. Notwithstanding any provision of this Lease to the contrary, Landlord shall not be permitted to pass through to Tenant, as an Operating Cost or otherwise, any cost incurred by Landlord or the Manager in causing the Building or the Project to comply with the ADA, as presently published, as aforesaid.

B. From and after the commencement date of the Lease, and subject to performance by Landlord of its obligations under subparagraph A immediately above, Tenant covenants and agrees to conduct its operations within the Demised Premises in compliance with the ADA. In the event that Tenant elects to undertake any alterations to, for or within the Demised Premises, including initial build-out work if such work, pursuant to other terms of this Lease, is the responsibility of Tenant to perform, then Tenant agrees to cause such alterations to be performed in compliance with the ADA. In the event that Tenant shall be required to make any alterations within the Demised Premises in order to make the Demised Premises comply with the ADA and such required alterations are not required because of Landlord's failure to perform its obligations under subparagraph A immediately above, then, to the extent any other term of this Lease requires the Tenant to obtain the Landlord's consent to make such alterations, Landlord hereby agrees to provide such consent to Tenant.

28.    QUIET ENJOYMENT:

Landlord hereby covenants that if Tenant pays the rent and other charges and performs the covenants and agreements contained herein, Tenant shall peaceably and quietly hold and enjoy the Demised Premises during the Lease Term and extensions thereof.

29.    LANDLORD'S WARRANTIES:

Landlord warrants to Tenant that (i) the Demised Premises are zoned to permit the use thereof for the purposes contemplated by this Lease without requiring a variance or special or conditional use permit, and such use will not violate any applicable Private Restrictions, and (ii) Landlord has good and marketable fee simple absolute title to the Project, free from any liens and encumbrances which would interfere with Tenant's use and enjoyment of the Demised Premises and common areas for the purposes provided in this Lease.

30.    NO RECORDATION OF LEASE:

Without the prior written consent of Landlord, neither this Lease nor any memorandum thereof shall be recorded or placed on public record.

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed the day and year first above written.


LANDLORD:

GREAT WEST LIFE ANNUITY & INSURANCE COMPANY

/s/

TENANT:

TRANSITION ENGINEERING, INC.

/s/